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                                                                   EXHIBIT 10.26

                                   APPENDIX A

                      FORM OF AGREEMENT AND PLAN OF MERGER


         This Agreement and Plan of Merger (the "Agreement") is made and entered into as of October 7, 2004 between Pacific Data Images, Inc., a California corporation ("Target" and after the Effective Time of the Merger (as defined below) the "Surviving Corporation"), DreamWorks Animation, Inc., a Delaware corporation (the "Acquiror"), and DWA Acquisition Corp., a Delaware corporation ("Sub"). Target and Sub are hereinafter collectively referred to as the "Constituent Corporations."


         The Constituent Corporations hereby agree as follows:

1. THE MERGER.

         (a) MERGER OF SUB WITH AND INTO TARGET.

                  (i) AGREEMENT TO ACQUIRE TARGET. Subject to the terms of this Agreement (the "Merger Agreement"), Target shall be acquired by Acquiror through a merger (the "Merger") of Sub with and into Target. The closing of the Merger (the "Closing") will take place at 10:00 a.m., New York time, on a date to be specified by the parties (the "Closing Date") at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019.


                  (ii) EFFECTIVE TIME OF THE MERGER. The Merger shall become effective (the "Effective Time") upon the filing of this Agreement and the officers' certificate of Target with the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the "CGCL") and upon the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to Section 252 of the General Corporation Law of the State of Delaware (the "DGCL").


                  (iii) SURVIVING CORPORATION. At the Effective Time of the Merger, Sub shall be merged with and into Target and the separate corporate existence of Sub shall thereupon cease. Target shall be the surviving corporation in the Merger and the separate corporate existence of Target, with all its purposes, objects, rights, privileges, powers, immunities and franchises, shall continue unaffected and unimpaired by the Merger.

         (b) EFFECT OF THE MERGER; ADDITIONAL ACTIONS.

                  (i) EFFECTS. The Merger shall have the effects set forth in
Section 1107 of the CGCL and Section 259 of the DGCL.

                  (ii) ADDITIONAL ACTIONS. If, at any time after the Effective Time of the Merger, Target shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable (i) to vest, perfect or confirm of record or otherwise in Target its right, title or interest in, to or under any of the rights, properties or assets of either Constituent Corporation acquired or to be acquired by Target as a result of, or in connection with, the Merger or (ii) to otherwise carry out the purposes of this Agreement, each Constituent Corporation and its officers and directors shall be deemed to have granted to Target
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an irrevocable power of attorney to execute and deliver all such deeds, bills of sale, assignments and assurances and to take and do all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in Target and otherwise to carry out the purposes of this Agreement; and the officers and directors of Target are fully authorized in the name of each Constituent Corporation or otherwise to take any and all such actions.

2. THE CONSTITUENT CORPORATIONS.

         (a) ORGANIZATION OF TARGET.

                  (i) INCORPORATION. Target was incorporated under the laws of the State of California on August 13, 1980.

                  (ii) AUTHORIZED STOCK. Target is authorized to issue one class of shares designated Common Stock in the aggregate amount of 30,000,000 shares ("Target Common Stock") .

                  (iii) OUTSTANDING STOCK. As of the date of this Agreement, 11,356,610 shares of Target Common Stock were outstanding.

         (b) ORGANIZATION OF SUB.

                  (i) INCORPORATION. Sub was incorporated under the laws of the State of Delaware on September 14, 2004.

                  (ii) AUTHORIZED STOCK. Sub is authorized to issue an aggregate of 1,000 shares of Common Stock ("Sub Stock").

                  (iii) OUTSTANDING STOCK. On the date hereof, an aggregate of 1,000 shares of Sub Stock are outstanding.

         (c) TARGET SHAREHOLDER APPROVAL. The holders of a majority of the outstanding shares of Target's Common Stock duly approved and adopted this Agreement without a meeting by written consent dated October 12, 2004, in accordance with the provisions of Section 603 of the CGCL.

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         3. AMENDED ARTICLES OF INCORPORATION; BY-LAWS AND DIRECTORS AND
            OFFICERS OF TARGET.

         (a) AMENDMENT OF TARGET'S ARTICLES OF INCORPORATION.

                  (i) AUTHORIZED STOCK AT MERGER. At the Effective Time of the Merger, Article V of the Articles of Incorporation of Target shall be amended in its entirety to read as set forth on Exhibit A attached hereto.

                  (ii) ARTICLES OF INCORPORATION OF SURVIVING CORPORATION. The Articles of Incorporation of Target in effect at the Effective Time of the Merger, as amended as provided in clause (a)(i) above, shall be the Articles of Incorporation of the Surviving Corporation unless and until amended as provided by applicable law.

         (b) BYLAWS. The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by California law and such Bylaws.

         (c) OFFICERS AND DIRECTORS OF SURVIVING CORPORATION. The directors of Sub in effect immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation, and the officers of Target immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation, in each case until the earlier of their resignation or removal or until their respective successors shall have been duly elected and qualified.

         4. EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES.

         (a) EFFECT ON CAPITAL STOCK. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Target Common Stock:

                  (i) CAPITAL STOCK OF SUB. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and non-assessable share of Target Common Stock. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (ii) CANCELLATION OF TREASURY STOCK; ACQUIROR-OWNED STOCK TO REMAIN OUTSTANDING. All shares of Target Common Stock that are owned by Target (as treasury stock), Acquiror or Sub shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.


                  (iii) CONVERSION OF TARGET COMMON STOCK. Each issued and outstanding share of Target capital stock (other than shares to be cancelled pursuant to Section 4(a)(ii) hereof and shares, if any, held by persons exercising dissenter's rights in accordance with Section 1300 of the CGCL) held by a holder of record of Target capital stock immediately prior to the Effective Time shall be converted, without any action on the part of the holders thereof, into the right to receive a number of whole shares of Class A common stock of Acquiror, $.01 par value ("Acquiror


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Common Stock"), determined by multiplying the number of shares of Target capital stock held by such holder of Target capital stock by a fraction (the "Exchange Ratio"), the numerator of which is $6.50, and the denominator of which is the initial public offering price per share of Class A common stock of the Acquiror in connection with its initial public offering, without deduction for underwriters' fees or commissions (the "Merger Consideration") and rounding the product up for any fraction equal to or greater than one half, and rounding the product down for any fraction that is less than one half.



                  (iv) CONVERSION OF TARGET OPTIONS. As of the Effective Time, each outstanding option to purchase shares of Target Common Stock granted pursuant to the PDI Inc. 1996 Equity Incentive Plan and the PDI Inc. 1998 Stock Plan (the "Target Stock Option Plans"), whether vested or unvested (a "Target Option"), will be converted into an option to purchase shares of Acquiror Common Stock (each, an "Acquiror Option"). In addition, the Target Stock Option Plans shall be terminated by resolution of the Target's board of directors. Except as provided below, each such Target Option converted by Acquiror under this Agreement shall retain its respective vesting schedule as set forth under the applicable Target Stock Option Plan; however, the converted Target Options will be governed by the 2004 Omnibus Incentive Compensation Plan as of the Effective Time. The 2004 Omnibus Incentive Compensation Plan shall provide for terms and conditions such that the converted Target Options shall continue to be subject to the same terms and conditions that are comparable to those set forth in the applicable Target Stock Option Plan, except that (i) each such option will be exercisable for that number of whole shares of Acquiror Common Stock obtained by multiplying the number of shares of Target Common Stock that would be issuable upon exercise of such option immediately prior to the Effective Time, assuming that all vesting conditions applicable to such option were then satisfied, by the Exchange Ratio and rounded down to the nearest whole number of shares of Acquiror Common Stock, and (ii) the per share exercise price for the shares of Acquiror Common Stock issuable upon exercise of such converted Target Option will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest cent. Consistent with the terms of the Target Stock Option Plans and the documents governing the outstanding Target Options under such plans, the Merger will not terminate any of the outstanding Target Options under the Target Stock Option Plans or accelerate the exercisability or vesting of such options or the shares of Target Common Stock which will be subject to those options upon the conversion of the Target Options in connection with the Merger. It is the intention of the parties that the Target Options converted to Acquiror Options qualify, to the maximum extent permissible, following the Effective Time, as incentive stock options, as defined in Section 422 of the Code, to the extent, and only to the extent, the Target Options so converted qualified as incentive stock options prior to the Effective Time.


                  (iv) DISSENTERS' RIGHTS. If any holder of Target Common Stock (a "Dissenting Holder") duly demands purchase of his, her or its shares of Target Common Stock in connection with the Merger under Chapter 13 of the CGCL (such shares being "Dissenting Shares"), the Dissenting Shares shall not be converted into Merger Consideration but shall be converted into the right to receive an amount in cash equal to the fair market value of such shares as may be determined to be due with respect to such Dissenting Shares pursuant to the law of the State of California. After the Effective Time of the Merger, Acquiror shall issue and deliver to

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any holder of shares of Target Common Stock who shall have withdrawn his, her or its demand for purchase or have failed to perfect or shall have otherwise lost his, her or its right of purchase, in any case pursuant to the CGCL, upon surrender by such Dissenting Shareholder of his, her or its, certificate or certificates representing shares of Target Common Stock, the Merger
Consideration to which such Dissenting Shareholder is then entitled under
Section 4(a)(iii) of this Agreement.

                  (b) EXCHANGE OF CERTIFICATES.

                  (i) EXCHANGE AGENT. Prior to the Closing Date, Acquiror shall appoint to act as Exchange Agent (the "Exchange Agent") in the Merger.


                  (ii) EXCHANGE PROCEDURES. Prior to the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates held by such person shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in a form and have such other provisions as Acquiror may reasonably specify) and
(ii) instructions for use in effecting the surrender of the Certificates in exchange for the applicable Merger Consideration. Upon surrender of a certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such certificate shall be entitled to receive in exchange therefor the Merger Consideration with respect to such shares, without interest and the certificate so surrendered shall forthwith be cancelled.


                  (iii) NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK. All Merger Consideration delivered upon the surrender of certificates that represented shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Target Common Stock theretofore represented by such certificates. At the close of business on the day on which the Effective Time occurs the stock transfer books of Target shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Target capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Section 4.

5. TERMINATION

         (a) TERMINATION BY MUTUAL AGREEMENT. Notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated at any time prior to the Effective Time of the Merger by mutual written consent of the Constituent Corporations.

         (b) EFFECTS OF TERMINATION. In the event of the termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of either Target or Sub or their respective officers or directors.

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6. GENERAL PROVISIONS.

         (a) AMENDMENT. This Agreement may be amended by the parties hereto any time prior to the effective time of the Merger; however, after approval hereof by the shareholders of Target, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         (c) GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to its principles governing conflicts of laws, except to the extent the laws of California are mandatorily applicable to the Merger.

         (d) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among such parties pertaining to the subject matter hereof and thereof, and the agreements contemplated hereby and all negotiations and drafts of the parties with regard to the transactions contemplated herein, and any and all written or oral agreements existing between the parties hereto regarding such transactions are expressly cancelled.

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                                   APPENDIX A

         The parties have duly executed this Agreement as of the date first written above.

                           TARGET:


                           PACIFIC DATA IMAGES, INC.,

                                by  /s/ Jeffrey Katzenberg
                                    ___________________________________
                           Name:  Jeffrey Katzenberg
                           Title: President




                                by  /s/ Ann Daly
                                    ___________________________________
                           Name:  Ann Daly
                           Title: Vice President




                           SUB:

                           DWA ACQUISITION CORP.,

                                by  /s/ Ann Daly
                                    ___________________________________
                           Name:  Ann Daly
                           Title: President




                                by  /s/ Katherine Kendrick
                                    ___________________________________
                           Name:  Katherine Kendrick
                           Title: Secretary




                           ACQUIROR:

                           DREAMWORKS ANIMATION, INC.,

                                by  /s/ Katherine Kendrick
                                    ___________________________________
                           Name:  Katherine Kendrick
                           Title: General Counsel




                                by  /s/ Kristina M. Leslie
                                    ___________________________________
                           Name:  Kristina M. Leslie
                           Title: Chief Financial Officer

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                                                                       EXHIBIT A

AMENDMENT TO PACIFIC DATA IMAGES, INC.'S ARTICLES OF INCORPORATION:

                                    ARTICLE V

         The Corporation is authorized to issue one class of shares designated "Common Stock." The total number of shares of Common Stock that the Corporation is authorized to issue is one thousand, par value $0.01 per share.

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